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As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIEDMONT NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0556998 (I.R.S. Employer Identification No.)

4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Telephone: (704) 364-3120
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jane R. Lewis-Raymond
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Telephone: (704) 364-3120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Douglas Harmon
Parker Poe Adams & Bernstein LLP
401 S. Tryon Street, Suite 3000
Charlotte, North Carolina 28202
Telephone: (704) 335-9020

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)

Common stock, no par value per share	2,250,000	$30.50	$68,625,000	$9,360.45

(1)
In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or other events.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices per share of the Company's common stock as reported on the New York Stock Exchange on November 7, 2012, which were $31.11 and $29.88 respectively.

(3)
Pursuant to Rule 457(p) under the Securities Act, the Company is offsetting the registration fee required in connection with this registration statement by $946.60, representing the amount of the registration fee associated with unsold securities, which was previously paid in connection with the Registration Statement on Form S-3 (File No. 333-163247) originally filed by the Company on November 20, 2009. Accordingly, a registration fee of $8,413.85 is being paid in connection with this registration statement.

PROSPECTUS

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

2,250,000 Shares of Common Stock, no par value per share

         Piedmont Natural Gas Company, Inc. hereby offers to potential new investors the opportunity to purchase shares of our common stock, no par value per share ("common stock"), under our Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Current Piedmont shareholders are hereby offered the opportunity to purchase additional shares of common stock under the Plan by having their cash dividends automatically reinvested and by making cash payments. No Plan participant may invest more than $120,000 under the Plan in any calendar year. Plan participants do not incur any brokerage commissions, fees or service charges in connection with purchases of shares of common stock for their accounts under the Plan.

        Enrolling in the Plan:    Current shareholders whose common stock is registered in their name may participate in the Plan by completing and returning an Account Authorization Form to Wells Fargo Shareowner Services (the "Plan Administrator"). Current shareholders whose common stock is held by a bank or broker in such bank or broker's name (i.e., "street name") will need to register the shares in their names and then complete an Account Authorization Form or request their nominees or other holders of record to participate in the Plan on their behalf. Potential investors who do not currently own any shares of common stock may join the Plan by completing an Account Authorization Form and making an initial cash investment of at least $250.

        Additional Investments:    Once enrolled, participants may make additional investments of $25 or more by check or through automatic monthly deductions from a qualified U.S. bank account.

        Dividend Reinvestments:    Participants may reinvest all, some or none of their cash dividends in additional shares of common stock. They may change their reinvestment election at any time by accessing their account online or by contacting the Plan Administrator by telephone or in writing.

        Price per Share:    The price per share acquired under the Plan with reinvested dividends is 95% of the mean of the high and low sales prices of the common stock reflected in the New York Stock Exchange Composite Transactions ("NYSE Composite Transactions") on the pertinent dividend payment date. The price per share acquired under the Plan with cash payments is 100% of the mean of the high and low sales prices reflected in the NYSE Composite Transactions on the weekly investment date. Both the dividend payment date and the weekly investment date are referred to as the "investment date."

        Safekeeping of Shares:    All shares of common stock purchased through the Plan will be held by the Plan Administrator in each participant's Plan account in book-entry form or, if requested by the participant, in certificated shares. If a participant holds common stock certificates outside of the Plan, the participant may, but is not required to, deposit those certificates for safekeeping with the Plan Administrator, and those shares will be included in the participant's Plan account.

        Sale of Shares:    The Plan provides participants with the ability to sell all or any portion of the shares held in their Plan account through the Plan Administrator or by transferring whole Plan shares they wish to sell to a broker. There are brokerage and sales fees associated with the sale of shares under the Plan.

         Our principal executive offices are located at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 (Telephone: 704.364.3120). We may also be reached on the Internet at www.piedmontng.com. Our common stock is listed on the New York Stock Exchange, with shares trading under the ticker symbol "PNY." On November 7, 2012, the closing price of the common stock was $29.97 per share. You are urged to obtain current market data and should not use the market price as of November 7, 2012 as a prediction of the future market price of our common stock.

         Investing in our common stock involves risks. Before making an investment decision, you should consider the "Risk Factors" section on page 1 and the information incorporated by reference from Piedmont's Annual Report on Form 10-K for the year ended October 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012, respectively, under the title "Item 1A. Risk Factors" and from time to time in other filings with the Securities and Exchange Commission (the "SEC").

         This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the Plan are offered only through a registered broker-dealer in those jurisdictions.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 13, 2012.

        This Prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC. This Prospectus provides you with a description of the Plan and the securities we may offer thereunder. The registration statement and documents incorporated by reference herein can be obtained from the SEC as described below under the heading "Where You Can Find More Information." You should read this Prospectus and the information incorporated herein by reference.

        In making your investment decision, you should rely only on the information contained or incorporated by reference into this Prospectus. We have not authorized any other person to provide you with different or additional information or represent anything else about us or this offering. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this Prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

i

        This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer, solicitation or sale is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Piedmont since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date hereof.

        You should not consider any information in or incorporated by reference into this Prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Company's securities.

        Except as otherwise indicated, all references in this Prospectus to "Piedmont," "the Company," "we" and "our" refer to Piedmont Natural Gas Company, Inc.

ii

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included in and incorporated by reference into this Prospectus, including the risk factors incorporated by reference from Piedmont's Annual Report on Form 10-K for the year ended October 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012, respectively, under the title "Item 1A. Risk Factors" and from time to time in other filings with the SEC. We encourage you to read these risk factors in their entirety. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be impaired in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus, and the documents and information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's current expectations from information currently available and are made in good faith and believed to be reasonable. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to the following, as well as those discussed in the "Risk Factors" section of this Prospectus and those incorporated by reference from Piedmont's Annual Report on Form 10-K for the year ended October 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 30, 2012, respectively, under the title "Item 1A. Risk Factors" and from time to time in other filings with the SEC.

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  Regulatory issues.  Deregulation, regulatory restructuring and other regulatory issues may affect us and those from whom we purchase natural gas transportation and storage service, including issues that affect allowed rates of return, terms and conditions of service, rate structures and financings. We monitor our ability to earn appropriate rates of return and initiate general rate proceedings as needed.

  •
  Customer growth and consumption.  Residential, commercial, industrial and power generation growth and energy consumption in our service areas may change. The ability to retain and grow our customer base, the pace of that growth and the levels of energy consumption are impacted by general business and economic conditions, such as interest rates, inflation, fluctuations in the capital markets and the overall strength of the economy in our service areas and the country, and by fluctuations in the wholesale prices of natural gas and competitive energy sources. Large-volume industrial customers may switch to alternate fuels or bypass our systems or shift to special competitive contracts or to tariff rates that are at lower per-unit margins than that customer's existing rate.

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  Competition in the energy industry.  We face competition in the energy industry, such as from electric companies, energy marketing and trading companies, fuel oil and propane dealers, renewable energy companies and coal companies, and we expect this competitive environment to continue.

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  The capital-intensive nature of our business.  In order to maintain growth, we must invest in our natural gas transmission and distribution systems each year. The cost of and the ability to complete these capital projects may be affected by the ability to obtain and the cost of obtaining governmental approvals, compliance with federal and state pipeline safety and integrity regulations, cost and timing of project development-related contracts and approvals, project development delays, federal and state tax policies and the cost and availability of labor and materials. Weather, general economic conditions and the cost of funds to finance our capital projects can materially alter the cost and timing of a project.

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  Access to capital markets.  Our internally generated cash flows are not adequate to finance the full cost of capital expenditures. As a result, we rely on access to both short-term and long-term capital markets as a significant source of liquidity for capital requirements not satisfied by cash flows from operations. Changes in the capital markets, our financial condition or the financial condition of our lenders or investors could affect access to and cost of capital.

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  Changes in the availability and cost of natural gas.  To meet firm customer requirements, we must acquire sufficient gas supplies and pipeline capacity to ensure delivery to our distribution system while also ensuring that our supply and capacity contracts allow us to remain competitive. Natural gas is an unregulated commodity market subject to supply and demand and price volatility. Producers, marketers and pipelines are subject to operating, regulatory and financial risks associated with exploring, drilling, producing, gathering, marketing and transporting natural gas and have risks that increase our exposure to supply and price fluctuations. Since such risks may affect the availability and cost of natural gas, they also may affect the competitive position of natural gas relative to other energy sources.

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  Changes in weather conditions.  Weather conditions and other natural phenomena can have a material impact on our earnings. Severe weather conditions, including destructive weather patterns such as hurricanes, tornadoes and floods, can impact our customers, our suppliers and the pipelines that deliver gas to our distribution system and our distribution and transmission assets. Weather conditions directly influence the supply, demand, distribution and cost of natural gas.

  •
  Changes in and cost of compliance with laws and regulations.  We are subject to extensive federal, state and local laws and regulations. Environmental, safety, system integrity, tax and other laws and regulations, including those related to carbon regulation, may change. Compliance with such laws and regulations could increase capital or operating costs, affect our reported earnings or cash flows, increase our liabilities or change the way our business is conducted.

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  Ability to retain and attract professional and technical employees.  To provide quality service to our customers and meet regulatory requirements, we are dependent on our ability to recruit, train, motivate and retain qualified employees.

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  Changes in accounting regulations and practices.  We are subject to accounting regulations and practices issued periodically by accounting standard-setting bodies. New accounting standards may be issued that could change the way we record revenues, expenses, assets and liabilities, and could affect our reported earnings or increase our liabilities.

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  Earnings from our equity method investments.  We invest in companies that have risks that are inherent in their businesses, and these risks may negatively affect our earnings from those companies.

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  Changes in outstanding shares.  The number of outstanding shares may fluctuate due to new issuances or repurchases under our Common Stock Open Market Purchase Program.

        All of these factors are difficult to predict, and many of them are beyond our control. For these reasons, you should not place undue reliance on these forward-looking statements when making investment decisions. When used in our documents, the words "expect," "believe," "project," "anticipate," "intend," "should," "could," "assume," "estimate," "forecast," "future," "indicate," "outlook," "plan," "predict," "seek," "target," "would" and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available to us as of the date they are made, and we do not undertake any obligation to update publicly any forward-looking statement either as a result of new information, future events or otherwise except as required by applicable laws and regulations.

INFORMATION ABOUT PIEDMONT NATURAL GAS COMPANY, INC.

        We are an energy services company whose principal business is the distribution of natural gas to over one million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including 51,600 customers served by municipalities who are our wholesale customers. We are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, and regulated interstate natural gas storage and intrastate natural gas transportation.

        We were incorporated in New York in 1950 and began operations in 1951. In 1994, we merged into a newly formed North Carolina corporation with the same name for the purpose of changing our state of incorporation to North Carolina. Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number is (704) 364-3120. Our common stock is listed on the New York Stock Exchange with shares trading under the ticker symbol "PNY."

        For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the year ended October 31, 2011 and any subsequent reports we file with the SEC, including those incorporated by reference in this Prospectus.

THE PIEDMONT NATURAL GAS DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Purpose

1.     What is the purpose of the Plan?

        The Plan allows existing shareholders and prospective investors an easy and convenient method of acquiring shares of our common stock. New investors can purchase common stock without payment of any brokerage commissions, fees or service charges. In addition, existing shareholders can purchase additional shares of stock by investing cash dividends and by making optional cash payments without payment of any brokerage commissions, fees or service charges. Beneficial owners of shares of common stock whose shares are registered in names other than their own can have their cash dividends reinvested by having the shares registered in their own name or by requesting their nominees or other holders of record to participate in the Plan on their behalf. By acquiring shares of our common stock under the Plan, shareholders provide us with funds for general corporate purposes, including our ongoing infrastructure expansion and upgrades. If our shares are instead purchased in the open market by an independent agent or in privately negotiated transactions, we will not receive any proceeds.

Advantages and Disadvantages

2.     What are some of the advantages of the Plan?

        Investors who are not currently Piedmont shareholders may purchase shares of common stock by making a cash payment of not less than $250 but not more than $120,000 (the maximum amount that may be invested in any calendar year). Existing shareholders may purchase additional shares of common stock by having all or part of their cash dividends automatically reinvested and by making optional cash payments of not less than $25 per payment or more than $120,000 (the maximum amount that may be invested in any calendar year). Shares purchased with reinvested cash dividends are purchased at a discount. (See Question 17.)

        Funds paid for shares will be fully invested because the Plan permits fractions of shares of common stock to be credited to Plan accounts. (See Question 22.)

        Participants do not incur any brokerage commissions, fees or service charges in connection with the purchase of shares of common stock under the Plan. Additionally, the Plan Administrator assures safekeeping of the shares of common stock credited to a Plan account. Therefore, shareholders avoid the cumbersome safekeeping of certificates of shares of common stock credited to their Plan accounts.

        Statements and reports from the Plan Administrator will reflect the current activity under participants' account, including purchases, deposits, sales, withdrawals and latest balances, which will simplify participants' record-keeping. (See Question 19.)

3.     What are some of the disadvantages of the Plan?

        No interest is paid on optional cash payments held by the Plan Administrator pending investment.

        Participants have limited control over the share price or the timing of the sale or purchase of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase common stock. In addition, participants will not know the exact number of shares purchased and the prices paid until after the applicable investment date. (See Questions 16, 17 and 18.)

        Participants will pay brokerage commissions, fees, transfer and other taxes and other transaction expenses, as applicable, in connection with the termination of participation in or sale of shares under the Plan. (See Questions 26 and 27.)

Administration

4.     Who administers the Plan?

        We have designated Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., as the Plan Administrator to act as our agent to administer the Plan, maintain records, send account statements to participants and perform other duties relating to the Plan. If Wells Fargo Bank, N.A. ceases to serve as Plan Administrator, we will designate its successor. Shares of common stock purchased under the Plan are held by the Plan Administrator as agent for participants. If participants desire to hold their shares personally, the Plan Administrator will issue a stock certificate in the name of the shareholder upon request.

        All communications regarding the Plan should be sent to the Plan Administrator addressed as follows:

Postal Address:	Wells Fargo Shareowner Services
P.O. Box 64874
St. Paul, MN 55164-0874
Overnight Address:	Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

        Investors or existing shareholders should mention "Piedmont Natural Gas Company, Inc." in their correspondence and, if applicable, furnish Plan account numbers. Inquiries may be made to the Plan Administrator by telephone at 877-724-6451 or online at www.shareowneronline.com.

        The Plan Administrator also serves as the transfer agent for Piedmont common stock.

Participation

5.     Who is eligible to participate?

        All individuals, corporations, partnerships, other business associations and holders of record of shares of common stock are eligible to participate in the Plan, provided participation is not prohibited by any laws or regulations. In order to be eligible to participate, beneficial owners of shares of common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker or a bank nominee) must:

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  Become holders of record by having all or a portion of those shares transferred into their names; or

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  Request such nominees or other holders of record to participate in the Plan on their behalf.

6.     How do I enroll?

        Registered shareholder:    If you already own Piedmont common stock and the shares are registered in your name, you may enroll in the Plan by completing the Account Authorization Form included with this Prospectus or available online at www.shareowneronline.com (search for "Piedmont Natural Gas Company, Inc.") and sending it to the Plan Administrator at the address shown on the form.

        Shareholder through broker or other intermediary:    If you currently own Piedmont common stock through a broker, bank or other intermediary account, and you want to participate directly in the Plan, you should instruct your broker, bank or other intermediary to register some or all of your Piedmont shares directly in your name. You can choose whether to receive a physical stock certificate for your shares or to have your shares re-registered in your name through the Direct Registration System by instructing your intermediary to electronically transfer them to an account that will be set up for you with our transfer agent. Once shares are registered in your name, follow the instructions in "Registered shareholder" above.

        Not a Piedmont shareholder:    If you do not currently own Piedmont common stock, you can enroll in the Plan by:

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  Completing an Account Authorization Form included with this Prospectus or available online at www.shareowneronline.com (search for "Piedmont Natural Gas Company, Inc.") and sending it to the Plan Administrator at the address shown on the form; and

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  Making an initial investment, either by check or by automatic withdrawal from a savings or checking account (see "Automatic Cash Withdrawal and Investment Service" in Question 13).

7.     When do investments begin under the Plan?

        The payment of dividends is at the discretion of Piedmont's Board of Directors and will depend upon future earnings, the financial condition of Piedmont and other factors. The Board may change the amount and timing of dividends at any time without notice. Dividend payment dates ordinarily occur on or about the 15th day of January, April, July and October. The record date for determining shareholders who are eligible to receive dividends normally precedes the dividend payment date by about three weeks.

        If the Plan Administrator receives an initial Account Authorization Form specifying reinvestment of dividends at least three business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the Account Authorization Form is received after that date, reinvestment of dividends under the Plan begins with the dividend payment following the next record date. (See Question 10 for timing requirements with respect to changes you make to your investment options.)

        Initial investments and optional cash payments by participants are invested as specified in Question 16.

8.     What are the different dividend reinvestment options?

        The Account Authorization Form provides for several options for dividend reinvestment. If not otherwise specified on the Account Authorization Form, your account will automatically be set up for full dividend reinvestment. Your dividend options are:

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  Full Dividend Reinvestment.  All cash dividends on shares registered in your name, whether held in physical certificate form or in book-entry form in the Direct Registration System on the records of the Company, and all cash dividends on all shares credited to your account under the Plan will be used to purchase additional shares. You will not receive cash dividends from the Company; instead, the dividends will be reinvested. With this option, you may also choose to send the Plan Administrator additional contributions (see Question 13).

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  Partial Dividend Reinvestment by Percentage.  You may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied against the total shares held in the Plan, as well as all other shares registered in your name, whether held in physical certificate form or held through the Direct Registration System. You may elect a percentage from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless you elect to have those dividends deposited directly to a designated bank account. With this option, you may also choose to send the Plan Administrator additional contributions (see Question 13).

        The Plan requires a minimum reinvestment of 10% of the dividends (if any) paid on any share of common stock (certificates, Direct Registration System or Plan) registered in your name. The Plan qualifies as a Dividend Reinvestment Plan pursuant to Treasury Regulation 1.1012-1(e)(6)(i), which may enable participants to use the "average basis method" when determining the tax basis of any shares sold.

9.     How do participants receive dividends that are not reinvested?

        You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, and complete and return it to the Plan Administrator. Be sure to include a voided check for checking accounts or a savings deposit slip for savings accounts. If your stock is jointly owned, all owners must sign the form. Dividends that are not directly deposited will be paid by check and mailed to you.

10.  May participants change the method of participation?

        At any time, participants may change their investment options by going online (see "Internet Privileges", Question 37), calling (see "Telephone Privileges", Question 37) or sending written notice or a new Account Authorization Form to the Plan Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid. If the Account Authorization Form is received after that date, the change will not be effective until the dividend payment following the next record date.

Costs

11.  Are there any expenses to investors or participants in connection with the Plan?

        There are no brokerage commissions, fees or service charges for purchases under the Plan. Piedmont pays all costs of administration of the Plan. However, there is a fee for account set up for new investors who do not own any shares of Piedmont stock, and there may be brokerage costs associated with termination of participation and sale of shares under the Plan (see Questions 26 and 27). See Appendix A for a list of Service Fees for the Plan. We reserve the right to establish or change service charges in connection with the Plan in the future, and you will be notified if any such changes take effect.

Initial Purchases

12.  How are initial purchases made by non-shareholders?

        Initial purchases by non-shareholders of shares of common stock may be made by check or by authorizing the Plan Administrator to automatically debit your bank account (see "Automatic Cash Withdrawal and Investment Service" in Question 13) in an amount not less than $250 or more than $120,000. Investors may not invest more than $120,000 per calendar year. The Plan Administrator must receive initial purchase payments at least two business days prior to an investment date in order to be invested on that date (see Question 16). Initial purchase payments received by the Plan Administrator less than two business days before an investment date will be held until the following investment date. No interest is paid on initial purchase payments pending investment. An investor may obtain the return of any initial purchase payment by notification received by the Plan Administrator at least two business days before the next investment date.

Optional Cash Payments

13.  How are optional cash payments made?

        Participants may make optional cash payments that will be invested in Piedmont common stock as specified in Question 16. Optional cash payments may be made by check or automatic cash withdrawal from a checking or savings account. A shareholder may make an initial optional cash payment when enrolling in the Plan by enclosing a check (made payable to "Wells Fargo Shareowner Services") with the Account Authorization Form or by authorizing an automatic withdrawal from the shareholder's bank account. Thereafter, participants may make optional cash payments through the use of cash payment forms sent to participants as part of their account statements. Participants may also authorize the Plan Administrator to automatically withdraw amounts from their checking or savings account via the "Automatic Cash Withdrawal and Investment Service" described below.

        Optional cash payments that are made by check must be in U.S. funds and drawn on a U.S. bank or Canadian financial institution. The checks need not be in the same amount each time and there is no obligation to make optional cash payments regularly. However, if participants elect to make optional cash payments through automatic withdrawal, the automatic withdrawal must be in the same amount. The automatic withdrawal will continue until the participant notifies the Plan Administrator in writing, by phone (see "Telephone Privileges", Question 37), or online (see "Internet Privileges", Question 37) to change the amount of the automatic withdrawal or terminate the automatic withdrawal.

        The Plan Administrator must receive optional cash payments at least one business day prior to an investment date in order to be invested on that date (see Question 16). Optional cash payments received by the Plan Administrator less than one business day before an investment date will be held until the following investment date. No interest is paid on optional cash payments pending investment. Participants may obtain the return of any optional cash payments by notification received by the Plan Administrator at least one business day before the next investment date.

        Automatic Cash Withdrawal and Investment Service—The Automatic Cash Withdrawal and Investment Service is a convenient method to have money automatically withdrawn from a checking or savings account and invested in the Plan account, thus eliminating the need to write and mail checks. Once automatic deductions have begun, funds will be withdrawn from the participant's designated bank prior to the investment date. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their bank account statements. To enroll in the Automatic Cash Withdrawal and Investment feature of the Plan, please contact the Plan Administrator, or complete and sign the Automatic Cash Withdrawal and Investment Service section on the Account Authorization Form and return it to the Plan Administrator. To be effective with respect to a particular investment date, your request to enroll in the Automatic Cash Withdrawal and Investment Service must be received by the Plan Administrator at least 15 business days prior to the investment date.

        You can change the amount of withdrawals or stop the Automatic Cash Withdrawal and Investment Service by notifying the Plan Administrator in writing, by telephone or online. To be effective with respect to a particular investment date, your request to change or terminate the Automatic Cash Withdrawal and Investment Service must be received by the Plan Administrator at least 15 business days prior to the investment date.

        If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant's account any shares purchased upon prior credit of such funds and credit them back to the Company or, if purchased from the open market, will sell these shares. The Plan Administrator may sell other shares in the account to recover a $35.00 returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

14.  What are the limitations on making optional cash payments?

        Optional cash payments must be not less than $25 per payment or more than $120,000 (the maximum amount that may be invested in any calendar year). We reserve the right to direct the Plan Administrator to refuse any optional cash payments that in the aggregate exceed $120,000 per calendar year with respect to the aggregate of all of a participant's Plan accounts.

Purchases

15.  What is the source of shares of common stock under the Plan?

        Shares of common stock needed to meet the requirements of the Plan will either come from Piedmont's authorized and unissued shares or from shares purchased in the open market by an independent agent. Piedmont may not change its determination of the source of shares more than once in any three-month period.

16.  When are shares of common stock purchased under the Plan?

        The investment dates for shares purchased with reinvested dividends are on or about the respective dividend payment date, which is determined by our Board of Directors and ordinarily occurs on or about the 15th day of January, April, July and October. The investment dates for initial investments or optional cash payments are once each calendar week, usually on Wednesdays. If the normal investment date is not a business day, the investment date is the immediately preceding business day. During a week when a dividend payment is made, the investment date for initial investments and optional cash purchases is the same date.

        Shares purchased under the Plan belong to the participant on the investment date. However, for federal income tax purposes, the holding period for such shares begins on the following day. (See Question 31.)

        The exact timing and related aspects of purchases may be subject to certain conditions (such as compliance with the rules and regulations of the SEC), which may prevent the purchase of common stock or interfere with the timing of purchases.

17.  What is the price of shares of common stock purchased under the Plan?

        The price of shares of common stock purchased with reinvested dividends is 95% of the mean of the high and low sales prices for such shares reflected in the NYSE Composite Transactions on the investment date. The price of shares of common stock purchased through initial payments or with optional cash payments is 100% of the mean determined above.

        The determination of the purchase price for shares made in accordance with this question is solely for the purpose of determining the number of shares to be purchased for each participant's account and does not determine the participant's tax basis in the shares so purchased. (See Question 31.)

18.  How many shares of common stock are purchased for participants?

        For the initial purchase and any optional cash payment, the number of shares purchased for a participant's account is equal to the amount of the payment divided by the purchase price of the shares. For reinvested dividends, the number of shares purchased for a participant's account is equal to the amount of the participant's dividends being reinvested divided by the purchase price of the shares. In each case, the participant's Plan account is credited with that number of shares, including fractions computed to three decimal places. Participants may not purchase a specific number of shares.

Reports to Participants

19.  What reports are sent to participants?

        Shareholders who participate in the Plan only through the reinvestment of dividends receive quarterly statements of their accounts. Investors and shareholders that participate through the investment of optional cash payments receive statements when cash investments are made. These statements of account show any cash dividends reinvested and any cash payments received, the number of shares purchased, the purchase price for the shares and the mean of the high and low sales prices on the investment date, the number of Plan shares held for the participant by the Plan Administrator, the number of shares registered in the name of the participant reinvesting dividends, and an accumulation of the transactions for the current calendar year to date. Statements are mailed as soon as practicable after each investment date. These statements are a participant's continuing record of the cost of purchases of shares of common stock under the Plan, and the last cumulative statement of the year should be retained for tax purposes.

        In addition, each participant receives copies of all communications sent to shareholders generally, including annual reports, notices of annual meetings and proxy statements and income tax information for reporting dividends paid.

Issuance of Certificates

20.  Are certificates issued for shares of common stock purchased under the Plan?

        Shares purchased under the Plan will be issued in book-entry form rather than physical certificates unless otherwise specified by the participant. Book-entry means that your shares are registered in your name on the books of the Company without the need for physical certificates. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. With book-entry you can:

  •
  Eliminate the risk and cost of storing certificates in a secure place;

  •
  Eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

  •
  Move shares electronically to your broker.

        Certificates for any number of whole shares credited to a participant's account will only be issued in the participant's name upon request from the participant; provided, however, that any request received from reinvestment participants between a dividend record date and the investment date for that dividend will not be effective until after the dividend is reinvested under the Plan. Certificates so requested are issued in the participant's name and without charge to the participant, and will only be issued in whole shares. Certificates representing fractional share interests will not be issued under any circumstances.

        A request for issuance of certificates for Plan shares, including issuance of certificates for all of the shares in a participant's account, does not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to the Plan Administrator of a notice of termination. (See Question 25.)

21.  In whose name are certificates issued?

        Accounts under the Plan are maintained in the name(s) in which certificates of the participants were registered or for whom shares were purchased at the time they enrolled in the Plan. Consequently, certificates for whole shares issued upon the request of participants are issued in the same name(s).

Dividends on Fractions of Shares

22.  Are participants' Plan accounts credited with dividends on fractions of shares?

        Participants receive credit for the amount of dividends attributable to fractions of shares in their Plan accounts. These dividends are reinvested automatically.

Withdrawals of Shares in Plan Accounts

23.  How may shares be withdrawn from the Plan?

        Participants may withdraw Plan shares credited to their accounts by notifying the Plan Administrator and specifying the number of shares to be withdrawn. Those shares will be registered in the participant's name in book-entry form in the Direct Registration System, and will be held separately from Plan shares. Alternatively, a withdrawing participant may request that certificates for whole shares of common stock so withdrawn be issued to and registered in the name of the participant. A cash payment will be made for any fractional share interests.

24.  Will dividends on shares withdrawn from the Plan continue to be reinvested?

        If participants have authorized reinvestment of dividends on all shares registered in their name, cash dividends on shares withdrawn continue to be reinvested. If, however, dividends on only part of the shares registered in their name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the percentage of shares specified on the Account Authorization Form unless and until the participant notifies the Plan Administrator of a change in the percentage of shares on which dividends are to be reinvested (See Question 10). If a participant has authorized full or partial dividend reinvestment but no longer wishes any dividends to be reinvested, the participant must terminate participation in the Plan by notifying the Plan Administrator (See Question 25).

Termination of Participation

25.  How do participants terminate participation in the Plan?

        Participants may terminate participation in the Plan at any time by notifying the Plan Administrator. A participant's notice of termination takes effect when the Plan Administrator receives the notice; however, for a participant reinvesting dividends, if the Plan Administrator receives the notice of termination on or after the fifth business day preceding a dividend record date, that cash dividend will be reinvested for the participant's account. The account then will be terminated and all subsequent dividends will be paid to the participant.

        Any optional cash payment received before the Plan Administrator receives the notice of termination will be invested for the participant's account unless the notice is received at least three business days before the next investment date and the notice specifically requests return of the payment.

26.  What happens when participants terminate participation in the Plan?

        When participants terminate participation in the Plan, or upon termination of the Plan, shares credited to a participant's account will be registered in the participant's name in book-entry form in the Direct Registration System, or certificates for whole shares credited to a participant's account will be issued to the participant and a cash payment will be made for any fractional share interests. However, in the participant's notice of termination of participation, the participant may direct the Plan Administrator to sell all whole and fractional share interests held in the account. Within five business days or as soon as practicable after receipt of notice of termination, such sales will be made through an independent securities broker selected by the Plan Administrator in its sole discretion. Any brokerage commissions, fees, transfer and other taxes and other transaction expenses in connection with such sales will be paid by the terminating participant. The proceeds of the sale, net of such expenses, will be sent to the participant as soon as practicable after settlement of the sale.

        If termination of participation in the Plan occurs after a dividend record date but before the payment date for that dividend, that dividend will be paid in cash directly to the former participant. Former participants may become participants in the Plan again at any time by completing a new Account Authorization Form and returning it to the Plan Administrator.

Sale of Plan Shares

27.  May participants sell their Plan shares?

        Participants may sell all or part of the shares of common stock held in the Plan in several ways.

  •
  Through the participant's broker.  A participant may request his/her securities broker to have whole Plan shares moved to his/her brokerage account, and may then arrange for the sale of these shares through the broker.

  •
  Through the Plan Administrator.  A participant may instruct the Plan Administrator to sell all or any portion of the Plan shares. Such shares will be sold through independent securities brokers selected by the Plan within five business days after receipt of instructions. Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of Piedmont are traded. Depending on the number of Piedmont shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

    Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-`Til-Date/Canceled Limit Order or Stop Order.

    Batch Order (online, telephone, mail)—The Plan Administrator will aggregate all Plan participant sale requests, which will be periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled. The participant will receive proceeds from Batch Order sales based on the average sales price of all shares sold.

    Market Order (online or telephone)—During market hours, a sale request will be promptly submitted by the Plan Administrator to a broker for sale on the open market. The sale will be at the prevailing market price at execution. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with requests received after market close.

    Day Limit Order (online or telephone)—The participant's request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute when and if the stock reaches or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

    Good-`Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone)—A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute when and if the stock reaches or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

    Stop Order (online or telephone)—The Plan Administrator will promptly submit a participant's request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

    Sales proceeds will be net of any brokerage commissions, fees, transfer and other taxes and other transaction expenses (for Batch Order sales, a pro rata share) to be paid by the participant (see "Service Fees" in Appendix A for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at www.shareowneronline.com.

    A check for the net proceeds of the sale of shares (in U.S. dollars) will generally be mailed by first class mail four business days after trade date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant's written request must have the participant's signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

    The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Risk to Participants

28.  Does participation in the Plan involve risk?

        The risk to participants is the same as with any other investment in shares of our common stock, including those risks described or incorporated by reference herein. Because purchase prices are established on the investment date, a participant loses any advantage otherwise available from being able to select the timing of investments. Participants should recognize that neither Piedmont nor the Plan Administrator can assure a profit or protect against a loss on shares of common stock purchased under the Plan.

Stock Dividends or Stock Splits; Rights Offering

29.  What happens if Piedmont issues a stock dividend, declares a stock split or has a rights offering?

        Any stock dividends or stock splits distributed by Piedmont on shares held by the Plan Administrator for the participant will be credited to the participant's account, based on the number of shares, including fractional share interests, held in such account on the record date for such stock dividend or split. If a participant sends notice of termination or a request to sell to the Plan

Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account.

        In the event we make available to shareholders rights to purchase additional shares of common stock or other securities, such rights will be made available to participants based on the number of shares, including fractional share interests to the extent practicable, held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights.

Voting Rights

30.  How are participants' shares voted at meetings of shareholders?

        Participants will receive a single proxy card representing all shares credited to the participant's Plan account as well as any common stock registered in the participant's name outside of the Plan account as of the record date for the shareholder meeting. Participants are encouraged to enroll for electronic delivery of proxy materials.

        If a properly signed proxy card is properly returned and not revoked prior to the time of voting, a participant's shares will be voted as directed on the proxy card. The proxy statement accompanying the proxy card will describe how shares represented by a proxy card that is returned properly signed, but without indicating instructions as to the manner shares are to be voted with respect to any item, will be voted. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the shares covered will not be voted unless the participant or his/her duly appointed representative votes in person at the meeting.

        If the Plan Administrator holds shares purchased on the open market which the Plan Administrator has the power to vote and which have not been allocated to a participant's Plan account by the applicable record date for a meeting, then those shares will be voted by the Plan Administrator on each matter in the same proportion as the other shares voting by proxy or in person at the meeting have voted on that matter.

        No voting rights attach to any fraction of a share held for a participant's account under the Plan.

Income Tax Consequences

31.  What are some federal income tax consequences of participation in the Plan?

        Participants will generally have the same U.S. federal income tax consequences with respect to dividends as shareholders not participating in the Plan. Participants are treated for U.S. federal income tax purposes as having received on each dividend payment date a dividend equal to the full amount of the cash dividends payable on the shares of common stock registered in your own name and the common stock held through the Plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of our common stock for your account under the Plan. In addition, brokerage commissions paid on your behalf (where Plan common stock is purchased on the open market) are to be treated as a distribution to you which is subject to income tax in the same manner as dividends. The sum of those amounts becomes your cost basis for those shares of our common stock.

        The federal income tax basis of shares of common stock purchased under the Plan, either with reinvested cash dividends, initial payments or optional cash payments, is equal to the purchase price of such shares. The holding period for such shares will generally begin on the day after the date on which the shares are credited to your Plan account.

        This Plan assumes that each participant will use the first-in, first-out ("FIFO") method in determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan

Administrator. Participants may designate their preference for "specific identification" cost basis at any time. Also, participants may be eligible to elect to use the "average basis method" and should consult their own tax advisors regarding the availability of this method.

        Participants will not realize any taxable income when they receive certificates for Plan shares credited to their accounts, whether upon withdrawal from the Plan or otherwise. However, upon withdrawal, participants may recognize a gain or loss upon the receipt of cash payments for fractional shares credited to their Plan accounts. The amount of such gain or loss with respect to a fractional share will be the difference between the amount the participant receives for the fractional share and the participant's cost basis for such fractional share.

        If a participant is subject to withholding, Piedmont will withhold the required taxes from the amount of dividends that would otherwise be reinvested under the Plan. The Plan Administrator will notify the participant when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be invested. The amount withheld will be reported to the participant.

        The selling of shares by a participant will give rise to capital gain or loss, provided such shares are held as a capital asset by the participant. The amount of any such gain or loss will be the difference between the proceeds received by the participant, net of commissions and fees, and the participant's cost basis. The cost basis of shares acquired under the Plan is equal to the purchase price of such shares.

        The statements of account referred to in Question 19 contain information to record the cost basis of your shares for tax reporting purposes. It is important that you keep the statements to fulfill any tax obligations. The Plan Administrator will capture and track the cost basis for covered securities as defined in the federal tax regulations. If your statement becomes lost, a written request stating the information required may be sent to the Plan Administrator at the address contained in this brochure. A fee may be charged for retrieval of past account information (see Appendix A, Services Fees, for additional information).

        The discussion above is only a general discussion of certain federal income tax aspects of an investment in the Plan. Because tax consequences may vary, depending on each participant's own tax situation, participants and other persons considering participation in the Plan are advised to consult their own tax advisors regarding the tax effect of participation in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws. Participants are responsible for determining the tax consequences related to participation in and shares of common stock sold or withdrawn under the Plan. You should retain and refer to the statements and reports sent to you by the Plan Administrator regarding your Plan transactions to assist in making such determinations.

Foreign Shareholders

32.  What provision is made for foreign shareholders?

        For foreign shareholders who are participants and whose dividends are subject to United States income tax withholding laws, an amount equal to the dividends to be reinvested less the amount of tax required to be withheld is applied to the purchase of shares of common stock. The statements distributed by the Plan Administrator confirming purchases made for such foreign participants indicate the amount of tax withheld. Initial cash payments and optional cash payments received from foreign shareholders must be in United States dollars and are invested in the same manner as payments from other participants.

Rights and Responsibilities of Piedmont and the Plan Administrator

33.  What are the rights and responsibilities of Piedmont and the Plan Administrator under the Plan?

        Piedmont reserves the right to interpret and regulate the Plan, determine all questions that may arise thereunder and establish rules and procedures relating to participant elections, all as it deems necessary or desirable for the efficient operation of the Plan. Piedmont may also modify or supplement any Plan accounting method, practice or procedure or any other aspect of the operation or administration of the Plan in such manner and to such extent consistent with applicable law that Piedmont deems necessary or appropriate to correct errors and mistakes, to effect proper and equitable adjustment of Plan accounts, to resolve participant claims and to otherwise ensure the proper and appropriate administration and operation of the Plan.

        Neither the Plan Administrator nor Piedmont will be liable for claims arising from any act done in good faith or any good faith omission to act. This includes, but is not limited to, any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death prior to receipt of notice of such death. Neither the Plan Administrator nor Piedmont has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

        The payment of dividends is at the discretion of Piedmont's Board of Directors and will depend upon future earnings, Piedmont's financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan obligates Piedmont to declare or pay any dividend on its common stock.

Custody of Certificates

34.  May other common stock certificates be deposited with the Plan Administrator under the Plan?

        Participants may deposit any common stock certificates of the Company now or hereafter registered in their name for credit under the Plan. Once deposited in your Plan account, the certificates will be converted into book-entry form. There is no charge for this service. The participant must provide instructions to the Plan Administrator directing that the shares be deposited to the participant's Plan account. Please do not endorse certificates. Whenever certificates are issued to a participant, either upon request or upon termination of participation, new, differently numbered certificates will be issued.

        Because participants bear the risk of loss in sending stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested, and properly insured. We suggest that you insure your shares for at least 2% of the current market value. Mail loss insurance would be applied to the cost of the replacement surety bond only and may not be sufficient to cover replacement transaction fees. The Plan Administrator can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Please contact the Plan Administrator for more information.

Account Transfer

35.  May participants sell, pledge or otherwise assign their accounts?

        Your account and the shares credited to your account may not be sold, pledged, assigned or transferred, except that shares can be sold as provided in Question 27 and can be transferred in accordance with such requirements as may be imposed by the Plan Administrator in connection with transfers. Any attempted pledge or assignment will be void.

Suspension, Modification or Termination of the Plan

36.  May the Plan be suspended, modified or terminated?

        While the Plan is intended to continue indefinitely, Piedmont reserves the right to suspend or terminate the Plan at any time. Piedmont also reserves the right to make modifications to the Plan. Piedmont will notify participants of any such suspension, termination or material modification. If the Plan is terminated or suspended for a period of more than thirty days, any uninvested optional cash payments will be returned to participants, certificates for whole shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts.

        Piedmont intends to use its best efforts to maintain the effectiveness of the registration statement filed with the SEC covering the offer and sale of common stock by Piedmont under the Plan. However, Piedmont has no obligation to offer, issue or sell common stock to investors or participants under the Plan if, at the time of the offer, issuance or sale, such registration statement is for any reason not effective. Also, Piedmont may elect not to offer or sell common stock under the Plan to investors or participants residing in any jurisdiction or foreign country where the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in cash and any optional cash payments received from such shareholder will be returned.

Methods of Transacting and Accessing Account Information

37.  Can I access my information and take actions over the phone or online?

TELEPHONE PRIVILEGES

        If you have established automated privileges on your account, you can:

  •
  authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

  •
  change your dividend reinvestment option (for example, from full to partial reinvestment);

  •
  sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less; and

  •
  request a certificate for some or all whole shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less.

        To establish automated privileges, please complete an Automated Request Authorization form, which can be obtained online at www.shareowneronline.com or by calling the Plan Administrator.

INTERNET PRIVILEGES

        We encourage you to access your account information online to perform transactions. Accounts that are registered in the name of an investment club, corporation, or partnership will not be allowed online access. Please note: additional access restrictions may apply.

        For current shareholders of record: Go to www.shareowneronline.com and click on "Sign Up Now!" under "I am a Current Shareowner." You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

        For non-shareholders of record (new investors): Go to www.shareowneronline.com and click on "Direct Purchase Plan," under the column titled "Invest in a Plan". Next, simply click on

"Invest Now" under the column "New Investors" for Piedmont Natural Gas Company, Inc. Then follow the instructions on the "Buy Shares" page.

        After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

        Once you have activated your account online, you can also:

  •
  authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

  •
  change your dividend reinvestment option (for example, from full to partial reinvestment);

  •
  sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less;

  •
  request a certificate for some or all whole shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less;

  •
  consent to electronic delivery of statements including tax forms; and

  •
  elect to view statements, tax forms, and Piedmont communications. You will receive an email notification when new documents are available for viewing.

USE OF PROCEEDS

        We expect to use the net proceeds from the sales of common stock by us under the Plan for general corporate purposes. We have no basis for estimating the number of shares of common stock that ultimately will be sold by us under the Plan or the prices at which such shares will be sold. We will not receive any proceeds from sales of common stock to Plan participants obtained in open market purchases or privately negotiated transactions.

LEGAL MATTERS

        The validity of the shares of Piedmont common stock offered hereby has been passed upon for Piedmont by Parker Poe Adams & Bernstein LLP.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from Piedmont Natural Gas Company, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2011, and the effectiveness of Piedmont Natural Gas Company, Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC. The SEC's web site is www.sec.gov. Information that we file with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. You may also view these documents on the "SEC Filings" page of our Internet website address at www.piedmontng.com. Information on our website is not part of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents filed separately with the SEC. We incorporate by reference the documents listed below and any future documents filed with the SEC (File No. 1-6196) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering.

  •
  Our Annual Report on Form 10-K for the fiscal year ended October 31, 2011;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2012;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2012;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2012;

  •
  Our Current Reports on Form 8-K filed November 4, 2011, December 22, 2011, January 9, 2012, March 1, 2012, March 13, 2012, March 29, 2012, May 1, 2012, October 3, 2012 and October 31, 2012; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        The information incorporated by reference is considered to be part of this Prospectus and information that we file later with the SEC will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Prospectus.

        Upon your written or oral request, we will provide you a copy, without charge, of any of the filings that are incorporated by reference into this Prospectus. Your request should be directed to: Investor Relations, Piedmont Natural Gas Company, Inc., P.O. Box 33068, Charlotte, North Carolina 28233, telephone (704) 364-3120.

APPENDIX A

Service Fees

One-Time Account Set Up
• new investors	$15.00 (plus minimum initial investment)
• shareowners of record	Paid by Company
Optional Cash Investments
• transaction fee	Paid by Company
• brokerage commission	Paid by Company
Dividend Reinvestment
• transaction fee	Paid by Company
• brokerage commission	Paid by Company
Stock Sales
• Batch Order transaction fee	$15.00 per sale
• Market Order transaction fee	$25.00 per sale
• Day Limit Order transaction fee	$30.00 per sale
• Good-'Til-Date/Canceled Limit Order transaction fee	$30.00 per sale
• Stop Order transaction fee	$30.00 per sale
• brokerage commission	$0.12 per share
• direct deposit fee	$5.00 per sale
Returned Checks and Rejected Electronic Bank Withdrawals	$35.00 per item
Prior Year Duplicate Statements	First request (1 statement year): Paid by Company. Subsequent requests/years: $15.00 per statement year.

        We may change the fee structure of the Plan at any time. We will give you notice of any fee changes prior to the changes becoming effective.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

PROSPECTUS

November 13, 2012

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the expenses (all of which are estimated except for the SEC registration fee) to be incurred by Piedmont Natural Gas Company, Inc. (the "Company") in connection with the distribution of securities registered under this registration statement.

SEC registration fee	$8,413.85
Fees and expenses of accountants	$15,000
Fees and expenses of legal counsel	$20,000
Printing fees	$10,000

Total	$53,413.85

Item 15.    Indemnification of Directors and Officers.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA"), our Restated Articles of Incorporation (our "Restated Articles") and our Bylaws, as amended to date (our "Bylaws"), provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. We have insurance covering expenditures we might incur in connection with the indemnification of our directors and officers for their liabilities and expenses.

        The NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.

        The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our Bylaws provide that any person who is or was a director, and our officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers and any director or officer who at the request of Piedmont serves or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other enterprise, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as director or officer if it is determined that person's acts or omissions were not reasonably known or believed by him or her to be clearly in conflict with Piedmont's best interests. The Bylaws further provide that Piedmont shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted under the Bylaws, if it is determined that such director or indemnified officer is entitled to indemnification under the Bylaws.

        As authorized by the NCBCA, and to the fullest extent permitted by the NCBCA, our Restated Articles limit the liability of a director by providing that a director shall not be liable to Piedmont or to any Piedmont shareholder for monetary damages arising from the director's breach of his or her duties as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the corporation, (ii) unlawful distributions, (iii) any transaction from which the director or officer derived an improper personal benefit and (iv) acts or omissions occurring prior to the date the provision of our Restated Articles limiting the liability of our directors became effective. In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parenthesis:

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Company, dated as of March 2009 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2009).
4.2	Bylaws of the Company amended and restated as of September 8, 2011 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 13, 2011).
4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form 8-B, dated March 2, 1994).
4.4	The Company's Dividend Reinvestment and Stock Purchase Plan (set forth in full in the Prospectus included as Part I of this registration statement).
5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the validity of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

              (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

             (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 31, 2012.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ KARL W. NEWLIN Karl W. Newlin Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of the above named Registrant, by his or her execution hereof, hereby constitutes and appoints Karl W. Newlin, Jane Lewis-Raymond and Judy Z. Mayo and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ THOMAS E. SKAINS Thomas E. Skains	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 31, , 2012
/s/ KARL W. NEWLIN Karl W. Newlin	Senior Vice President and Chief Financial Officer (principal financial officer)	October 31, 2012
/s/ JOSE M. SIMON Jose M. Simon	Vice President and Controller (principal accounting officer)	November 1 , 2012

Signature	Title	Date

/s/ E. JAMES BURTON E. James Burton	Director	October 7, 2012
/s/ MALCOLM E. EVERETT III Malcolm E. Everett III	Director	October 5, 2012
/s/ JOHN W. HARRIS John W. Harris	Director	October 14, 2012
/s/ AUBREY B. HARWELL, JR. Aubrey B. Harwell, Jr.	Director	October 6, 2012
/s/ FRANK B. HOLDING, JR. Frank B. Holding, Jr.	Director	October 14, 2012
/s/ FRANKIE T. JONES, SR.. Frankie T. Jones, Sr.	Director	October 5, 2012
/s/ VICKI MCELREATH Vicki McElreath	Director	October 5, 2012
/s/ MINOR M. SHAW Minor M. Shaw	Director	October 4, 2012
/s/ MURIEL W. SHEUBROOKS Muriel W. Sheubrooks	Director	October 9, 2012
/s/ DAVID E. SHI David E. Shi	Director	October 14, 2012
/s/ PHILLIP D. WRIGHT Phillip D. Wright	Director	October 5, 2012

Exhibit Index

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Company, dated as of March 2009 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2009).
4.2	Bylaws of the Company amended and restated as of September 8, 2011 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 13, 2011).
4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form 8-B, dated March 2, 1994).
4.4	The Company's Dividend Reinvestment and Stock Purchase Plan (set forth in full in the Prospectus included as Part I of this registration statement).
5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the validity of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).